EXHIBIT 99.1
JOINT FILING AGREEMENT AND POWER OF ATTORNEY
February 16, 2010
Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this agreement as an exhibit thereto. This agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.
IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date first written above.

Select Contrarian Value Partners, L.P.
By: Kaizen Management, L.P.
Title: General Partner

By: Kaizen Capital, L.L.C.
Title: General Partner

By:	/s/ David W. Berry
	Name:	David W. Berry
	Title:	Manager
	Date:	February 16, 2010

Kaizen Management, L.P.
By: Kaizen Capital, L.L.C.
Title: General Partner

By:	/s/ David W. Berry
	Name:	David W. Berry
	Title:	Manager
	Date:	February 16, 2010

Kaizen Capital, L.L.C.
By:	/s/ David W. Berry
	Name:	David W. Berry
	Title:	Manager
	Date:	February 16, 2010

David W. Berry
By:	/s/ David W. Berry
	Name:	David W. Berry
	Date:	February 16, 2010